Exhibit 99.1

News Release

Weatherford Announces Early Results of Cash Tender Offers

Baar, Switzerland, June 17, 2016 – Weatherford International plc (NYSE: WFT) (the “Company” or “Weatherford”) announced the early results of the previously announced offers (the “Tender Offers”) by Weatherford International Ltd., a Bermuda exempted company and indirect, wholly owned subsidiary of the Company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of the Company and indirect subsidiary of Weatherford Bermuda (“Weatherford Delaware” and, together with Weatherford Bermuda, the “Offerors”) to purchase for cash Weatherford Delaware’s 6.35% senior notes due 2017 (the “2017 Notes”) and Weatherford Bermuda’s 6.00% senior notes due 2018 (the “2018 Notes”), 9.625% senior notes due 2019 (the “2019 Notes”) and 5.125% senior notes due 2020 (the “2020 Notes” and, together with the 2017 Notes, 2018 Notes and 2019 Notes, the “Notes”) for a maximum aggregate purchase price (excluding accrued interest) of up to $2.6 billion (the “Aggregate Maximum Purchase Price”).

According to information received from Global Bondholder Services Corporation (“GBSC”), the Depositary and Information Agent for the Tender Offers, as of 5:00 p.m., New York City time, on June 16, 2016 (that date and time, the “Early Tender Date”), the Offerors had received valid tenders from holders of the Notes as outlined in the table below.

						Dollars per $1,000 Principal Amount of Notes
Title of Security	CUSIP Number	Aggregate Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted	Acceptance Priority Level	Total Consideration (1)
Weatherford Delaware’s 2017 Notes	947074AJ9 / 947074AF7 / U94320AC9	$600,000,000	$510,744,000	$510,744,000	1	$1,050.00
Weatherford Bermuda’s 2018 Notes	947075AD9	$500,000,000	$433,806,000	$433,806,000	2	$1,055.00
Weatherford Bermuda’s 2019 Notes	947075AF4	$1,000,000,000	$514,475,000	$514,475,000	3	$1,100.00
Weatherford Bermuda’s 2020 Notes	94707VAA8	$773,088,000	$407,758,000	$407,758,000	4	$945.00

(1)	Includes the Early Tender Premium (as defined below) but excludes accrued and unpaid interest.

The Offerors intend to accept for purchase all Notes validly tendered (and not validly withdrawn) before the Early Tender Date, subject to all conditions to the Tender Offers having been either satisfied or waived by the applicable Offeror. These Notes will be purchased on the “Early Settlement Date”, which is currently expected to occur on the date hereof, subject to all conditions to the Tender Offers having been either satisfied or waived by the applicable Offeror.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable Settlement Date (as such term is defined in the Offer to Purchase).

The Tender Offers are being made pursuant to the terms and conditions described in the Offer to Purchase, dated June 1, 2016, as amended by the press releases filed on June 8, 2016 and June 10, 2016 (the “Offer to Purchase”).

Subject to the terms and conditions of the Tender Offers, the consideration for each US$1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offers will be the tender offer consideration for such series of Notes set forth in the Offer to Purchase (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offers will receive the applicable Total Consideration (as defined below and as set forth in the table above) for such series, which includes the early tender premium of $30.00 for each series of Notes as set forth in the Offer to Purchase (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”).

The Tender Offers will expire at 12:00 midnight, New York City time, at the end of the day on June 30, 2016 (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. The settlement date, if necessary, for Notes validly tendered after the Early Tender Date and before the Expiration Date and which are accepted for purchase (the ”Final Settlement Date”) is expected to occur on the first business day following the Expiration Date. The amount of each series of Notes that is to be purchased on the Final Settlement Date will be determined in accordance with the acceptance priority levels and proration described in the Offer to Purchase, subject to the Aggregate Maximum Purchase Price. Since the Withdrawal Deadline (as defined in the Offer to Purchase) has passed, Notes tendered after the Early Tender Date may not be withdrawn, subject to applicable law.

The Tender Offers are subject to the conditions described in the Offer to Purchase. However, the financing condition described in the Offer to Purchase is expected to be satisfied on the date hereof, upon the closing of Weatherford Bermuda’s previously announced offering of senior unsecured notes in an aggregate principal amount of US$1.5 billion. Full details of the terms and conditions of the Tender Offers are set forth in the Offer to Purchase, which is available from GBSC. The Offerors may amend, extend or terminate the Tender Offers at any time, subject to applicable law.

Deutsche Bank Securities Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are the dealer managers in the Tender Offers. GBSC has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Deutsche Bank Securities Inc. at (toll-free): (855) 287-1922 or (collect): (212) 250-7527, Citigroup Global Markets Inc. at (toll-free): (800) 558-3745 or (New York): (212) 723-6106, RBC Capital Markets, LLC at (toll-free): (877) 381-2099 or (collect): (212) 618-7822 or Wells Fargo Securities, LLC at (toll-free): (866) 309-6316 or (collect): (704) 410-4760. Requests for copies of the Offer to Purchase and other related materials should be directed to GBSC at (toll-free): (866) 807-2200 or (collect): (212) 430-3774.

None of the Company, its board of directors, the dealer managers, the depositary or the information agent or any of the Company, the Offerors or their respective affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offers. The Tender Offers are made only by the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

ABOUT WEATHERFORD INTERNATIONAL PLC

Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 100 countries and has a network of approximately 1,100 locations, including manufacturing, service, research and development, and training facilities and employs approximately 33,100 people.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements as defined under federal law, including those related to the Company’s potential securities offering and tender offers. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “should,” “could,” “will,” “would,” and “will be,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause the Company’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and those risk factors set forth from time-to-time in other filings with the SEC. Weatherford undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Investor Contact:

Krishna Shivram                                                                                                               +1.713.836.4610

Executive Vice President and Chief Financial Officer

Karen David-Green                                                                                                           +1.713.836.7430

Vice President – Investor Relations, Corporate Marketing & Communications

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